Exhibit 99.1

TriNet Improves Interest Rate on Senior Secured Credit Facilities

Proceeds will be used to refinance existing credit facilities

SAN LEANDRO, Calif. – July 10, 2014 – TriNet (NYSE: TNET), a leading cloud-based provider of HR services, today announced that on July 9, 2014 it entered into an Amended and Restated Credit Agreement providing for $650 million of new senior secured credit facilities used to refinance TriNet’s previously outstanding term loans. The new facilities include a $375 million term loan A maturing in 2019, a $200 million term loan B maturing in 2017, and a $75 million revolver maturing in 2019.

Pricing on the new term loan A, term loan B and the revolver was set at LIBOR plus 275 basis points with no LIBOR floor, subject, in the case of the term loan A and the revolver, to a total leverage-based pricing grid. The term loan B was issued with 0.5% of original issue discount.

Based on the effective lower interest rate, TriNet estimates that it could save up to approximately $5 million in interest payments through the end of TriNet’s current fiscal year ending December 31, 2014. However, the actual interest savings will vary in part due to actual debt levels as well as fluctuations in market conditions.

“We are pleased that our strong financial performance, balance sheet metrics, and cash flow enabled us to obtain more favorable terms,” said Bill Porter, chief financial officer at TriNet.

Additional details regarding the new facilities are provided in the Company’s Current Report on Form 8-K dated July 9, 2014, filed with the Securities and Exchange Commission.

About TriNet

TriNet is a leading provider of a comprehensive human resources solution for small to medium-sized businesses, or SMBs. We enhance business productivity by enabling our clients to outsource their human resources, or HR, function to one strategic partner and allowing them to focus on operating and growing their core businesses. Our HR solution includes services such as payroll processing, human capital consulting, employment law compliance and employee benefits, including health insurance, retirement plans and workers compensation insurance. Our services are delivered by our expert team of HR professionals and enabled by our proprietary, cloud-based technology platform, which allows our clients and their employees to efficiently conduct their HR transactions anytime and anywhere. For more information, please visit http://www.trinet.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to TriNet’s expected interest savings. These forward-looking statements include all matters that are not historical facts. These forward-looking statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from TriNet’s forward-looking statements. These risks, uncertainties and other factors include, but are not limited to: the conditions of the debt market; interest rate changes; and TriNet’s compliance with its debt covenants. Additional risks and further information on risks that could cause actual results to differ materially from those expressed or implied in the forward-looking statements in this press release is included in TriNet’s filings with the Securities and Exchange Commission, including its registration statement on Form S-1 and Quarterly Reports on Form 10-Q. All information provided in this press release is as of the date hereof and TriNet undertakes no duty to update this information except as required by law.

Contacts:

Jock Breitwieser TriNet Jock.Breitwieser@TriNet.com (510) 875-7250	Jimmy Franzone TriNet InvestorRelations@TriNet.com (510) 875-7201

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